UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2007

INTEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-06217	94-1672743
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.
of incorporation)

2200 Mission College Blvd., Santa Clara, California 95054-1549

(Address of principal executive offices) (Zip Code)

(408) 765-8080

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On May 22, 2007, Intel Corporation (“Intel”), STMicroelectronics NV (“STMicroelectronics”), and Francisco Partners L.P. (“Francisco Partners”) entered into a Master Agreement (the “Master Agreement”) to form a private, independent semiconductor company that will design, develop and manufacture NOR and NAND flash memory products. Pursuant to the Master Agreement, Intel has agreed to contribute and assign assets related to its NOR flash memory business in exchange for a 45.1% ownership interest in the new company. STMicroelectronics has agreed to contribute assets related to its NOR and NAND flash memory business in exchange for a 48.6% ownership interest in the new company. Francisco Partners will acquire the remaining 6.3% ownership interest in exchange for a cash investment of $150 million.

Intel plans to account for its ownership interest in the new company using the equity method of accounting. Intel would reflect its proportionate share of the income or loss of the new company in “gains/loss on equity securities” line item in Intel’s income statement. Restructuring charges, if any, would be reflected in the “restructuring and asset impairment charges” line item. Intel’s investment in the new company would be classified as “other assets” on Intel’s balance sheet. In addition to the ownership interests described above, Intel and STMicroelectronics will each receive a cash payment from the new company at the closing of the transaction, with Intel receiving approximately $432 million and STMicroelectronics receiving approximately $468 million. Concurrently, the parties have arranged for the new company to receive firm commitments for a $1.3 billion term loan and $250 million revolver. The term loan will be underwritten by a consortium of banks. Proceeds from the term loan will be used for working capital and payment to Intel and STMicroelectronics for the purchase price.

Closing of the transactions contemplated under the Master Agreement is expected to occur late in the third quarter or in the fourth quarter of 2007 and is subject to customary conditions and certain regulatory approvals. The new company will be structured as a company with limited liability organized under the laws of The Netherlands and the new company’s headquarters will be located in Switzerland. The new company’s day-to-day operations will be managed by an executive management team appointed by Intel, STMicroelectronics, and Francisco Partners. Brian Harrison has been designated to serve as the new company’s Chief Executive Officer and Mario Licciardello has been designated to serve as the new company’s Chief Operating Officer. These managers will report to an eight-member board of directors, with Intel and STMicroelectronics each appointing three directors and Francisco Partners appointing two directors.

Intel expects better insight into the financial impacts of this transaction in the future once the details are finalized. Intel expects to remain within the Business Outlook previously provided for the second quarter and full year 2007, except that Intel is no longer forecasting a number for asset impairments and restructuring charges for the second quarter of 2007. Additional detail on these charges will be provided in Intel’s earnings releases and Business Outlook statements published during the remainder of 2007 and 2008. Assuming this transaction closes late in the third quarter or early in the fourth quarter of 2007, Intel expects that fourth quarter 2007 revenue and cost of sales will decrease and gross margin percent should improve slightly while direct spending decreases slightly, but still within the full year forecast previously provided. Consistent with Intel’s past practice, Intel will provide a 2008 financial forecast when it announces fourth quarter 2007 earnings in January 2008.

This Form 8-K contains forward-looking statements regarding proposed transactions by Intel and other entities relating to or with the new company; the new company’s future operations; future capital raising transactions by the new company; Intel’s accounting for its investment in the new company; Intel’s results of operations; and future charges, impairments and expenses to be incurred by Intel or income to recorded by Intel as a result of the transaction.

Actual events or results may differ materially from those contained in these forward-looking statements. Among the important factors that could cause future events or results to vary from those addressed in the forward-looking statements are risks arising from the possibility that the closing of the transaction may be delayed or may not occur; the ability to retain key employees and customer and supplier relationships; the potential for unexpected liabilities related to the disposition of the assets; changes in Intel’s and STMicroelectronics’s ability and commitment to contribute assets to the new company; and litigation or regulatory matters involving intellectual property, antitrust and other issues that could affect the closing of the transactions, the future operation of the new company and/or Intel’s or other entities’ dealings with the new company.

In addition, please refer to the documents that Intel files with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K. The filings by Intel identify and address other important factors that could affect its relationship with the new company and could cause its financial and operational results to differ materially from those contained in the forward-looking statements set forth in this Form 8-K and in Intel’s other filings. Intel is under no duty to update any of the forward-looking statements after the date of this Form 8-K to conform to actual results.

Intel’s press release announcing the transaction is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01 shall be deemed incorporated by reference into any registration statement heretofore or hereafter filed under the Securities Act of 1933, as amended, except to the extent that such information is superseded by information as of a subsequent date that is included in or incorporated by reference into such registration statement. The information in this Item 7.01 shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits.

The following exhibit is filed as part of this Report:

Exhibit

Number	Description

99.1         Press release dated May 22, 2007 describing a transaction among Intel, STMicroelectronics and Francisco Partners to create a new company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION (Registrant)
/s/ Cary I. Klafter
Date: May 22, 2007	Cary I. Klafter Corporate Secretary